                               October 5, 1999



Transmedia Network, Inc.
11900 Biscayne Boulevard
North Miami, Florida  33181

                  Re:   Registration Statement on Form S-2
                        ----------------------------------

Ladies and Gentlemen:

         We have acted as special Delaware counsel for Transmedia Network, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-2 (Registration No. 333-84531), as the same may be amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) rights (the "Rights") to purchase shares of Series A Preferred Stock of the Company, par value $.10 per share (the "Series A Preferred Shares"), (ii) the Series A Preferred Shares, and (iii) shares of the Company's common stock, par value $.02 per share (the "Common Stock"), into which the Series A Preferred Shares may from time to time be convertible (the "Conversion Shares"). In that connection, you have requested our opinion with respect to certain matters of Delaware law.

Transmedia Network, Inc.
October 5, 1999
Page 2


         For purposes of giving the opinion hereinafter set forth, we have conducted no independent factual investigation of our own, and have examined only the following documents, which you have provided to us:

         (1) the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware (the "Secretary") on June 10, 1987, as amended by a Certificate of Merger filed with the Secretary on July 17, 1987, a Certificate of Amendment filed with the Secretary on June 22, 1987, two Certificates of Amendment filed with the Secretary on October 5, 1988, a Change of Address of Registered Agent filed with the Secretary on October 27, 1989, a Certificate of Amendment filed with the Secretary on May 19, 1992, a Certificate of Amendment filed with the Secretary on March 22, 1994, and a Certificate of Amendment filed with the Secretary on May 3, 1998 (collectively, the "Certificate of Incorporation");

         (2) a form of Certificate of Amendment to the Certificate of Incorporation (the "Charter Amendment") relating to the proposed increase in the authorized number of shares of the class of preferred stock, par value $.10 per share (the "Preferred Stock"), and the class of Common Stock;

         (3) A form of Certificate of Designations, Preferences and Rights relating to the Series A Preferred Shares approved by the Board of Directors of the Company (the "Board") on September 27, 1999 and, as revised, on October 5, 1999 (the "Certificate of Designations");

         (4) the Bylaws of the Company, as amended to date;

Transmedia Network, Inc.
October 5, 1999
Page 3


         (5) a copy of resolutions of the Board adopted (i) at a meeting of the Board held on May 24, 1999 concerning, among other things, a proposed offering of the Rights and the Charter Amendment, (ii) at a meeting of the Board held on June 25, 1999 concerning, among other things, revisions to the proposed offering of the Rights, (iii) at a meeting of the Board held on September 27, 1999 concerning, among other things, approval of the Certificate of Designation and authorization of Series A Preferred Shares, and (iv) by unanimous written consent of the Board of Directors dated September 27, 1999 concerning approval of the Charter Amendment and certain revisions thereto;

         (6) the Registration Statement;

         (7) the form of Proxy Statement dated September 13, 1999 mailed to the stockholders of the Company;

         (8) the Summary Terms of Rights Offering dated June 24, 1999 relating to the proposed investment by Equity Group Investments, L.L.C., or its affiliates, in the Company;

         (9) a certificate of an officer of the Company dated September 30, 1999; and

         (10) a certificate of good standing for the Company obtained from the Secretary dated September 27, 1999.

         We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic, and that all documents submitted to us as copies are complete, accurate, and authentic copies that conform to the authentic originals. We have not reviewed any other documents other than those expressly referenced above, and we

Transmedia Network, Inc.
October 5, 1999
Page 4


have assumed that no provision of any other document is inconsistent with or would otherwise alter our opinion expressed herein.

         Based upon and subject to the foregoing and further subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

         1. The Rights to be issued by the Company have been duly authorized.

         2. Upon the filing of the Charter Amendment and the Certificate of Designation with the Secretary, the Series A Preferred Shares to be issued and sold by the Company pursuant to the exercise of the Rights will be duly authorized and, when issued and sold pursuant to the exercise of the Rights in the manner contemplated by the Registration Statement and when certificates representing such shares are duly and properly endorsed and delivered, will be validly issued, fully paid, and nonassessable.

         3. Upon the filing of the Charter Amendment and the Certificate of Designations with the Secretary, the Conversion Shares will be duly authorized and, when and if issued upon conversion of the Series A Preferred Shares in accordance with the Certificate of Designations and when certificates representing such shares are duly and properly endorsed and delivered, the Conversion Shares will be validly issued, fully paid, and nonassessable.

         The opinions expressed herein are subject in all respects to the following assumptions, limitations and qualifications:

Transmedia Network, Inc.
October 5, 1999
Page 5


         (i) The foregoing opinions are limited to the General Corporation Law of the State of Delaware presently in effect. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, the Delaware Securities Act (6 Del. C. Section 7301 et seq.) or the requirements of any other law, rule, or regulation, state or federal, applicable to the Company; nor have we considered or expressed any opinion regarding rules and regulations of stock exchanges, the National Association of Securities Dealers, Inc., or any other regulatory body.

         (ii) We have assumed that: (a) if the aggregate par value of Conversion Shares issuable upon conversion of the Series A Preferred Shares exceeds the amount originally allocated to capital in connection with the issuance of the Series A Preferred Shares, the Company will have sufficient surplus to allocate and will allocate to surplus an amount equal to such excess; and (b) the number of shares of Conversion Shares available for issuance upon the conversion of the Series A Preferred Shares will be sufficient to effectuate the conversion at the then current Conversion Rate (as defined in the Certificate of Designation) for the Series A Preferred Shares.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. We further consent to the reliance by Morgan Lewis & Bockius LLP on this opinion in connection with any opinions it may be delivering on the date hereof with respect to the matters set forth herein. Except as otherwise noted in the preceding three sentences, this opinion is rendered solely for

Transmedia Network, Inc.
October 5, 1999
Page 6


your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished to, or quoted or relied upon by, any other person or entity for any purpose.


                                             Very truly yours,



                                             POTTER ANDERSON & CORROON LLP